FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported) June 12, 2007
THE PROCTER & GAMBLE COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-434	31-0411980

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(513) 983-1100

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(b) and ITEM 5.02(d) DEPARTURE OF DIRECTOR and ELECTION OF A NEW DIRECTOR
The Procter & Gamble Company (the “Company”) announced today that Norman R. Augustine will retire following P&G’s August board meeting. The Company also announced today that Rajat K. Gupta was appointed to the Board of Directors, effective immediately. Mr. Gupta’s committee assignments have not yet been determined.
The Company is filing this 8-K pursuant to Item 5.02 (b), “Departure of Directors” and Item 5.02(d), “Election of Directors”.
A copy of the Company’s press release relating to these announcements is being furnished as Exhibit 99 to this 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
The following exhibit is furnished as part of this Form 8-K:

99.	News Release by The Procter & Gamble Company dated June 12, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY
BY:	/S/ E. J. Wunsch
E. J. Wunsch
Assistant Secretary
June 12, 2007